UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

PALMDALE EXECUTIVE HOMES, CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52848	26-1125521
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6767 W. Tropicana Ave., Suite 207 Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 270-4158

                                      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)(b)  On March 25, 2011, Palmdale Executive Homes, Corp. (the “Company") engaged LBB & Associates Ltd., LLP ("LBB”) as its new independent registered public accountants to audit the Company’s financial statements.  The decision to change accountants was recommended and approved by the Company’s board of directors on March 25, 2010 as Kyle L. Tingle, CPA. LLC (“Tingle”) declined to stand for reelection as auditor, to be deemed effective after the filing of the Form 10-Q for the quarter ended September 30, 2010, predicated upon the limits proscribed by Sarbanes-Oxley Act of 2002 and the Public Company Accounting Oversight Board, created by said act to oversee the auditors of companies in order to protect the interests of investors and further the public interest in the preparation of informative, accurate and independent audit reports.  It shall be unlawful for a registered public accounting firm to provide audit services to an issuer if the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has performed audit services for that issuer in each of the 5 previous fiscal years of that issuer.  Tingle is required under Section 203 of Sarbanes-Oxley Act of 2002 to rotate off of the audit every five (5) years.

The reports of Tingle on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than to state, as described below, that there is substantial doubt as to the ability of the Company to continue as a going concern.

The report of Tingle indicated that the “. . . financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern.  Management's plan in regard to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  During the past two years, the Company did not have cash, or material assets, nor did it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company was and will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation which raises substantial doubt about the Company's ability to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

During the Company’s two most recent fiscal years covered by the audited reports, during the fiscal year ended December 31, 2010 and through the date hereof, there have not been any disagreements between the Company and Tingle, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Tingle would have caused Tingle to make reference thereto in its reports on the Company’s audited financial statements, nor have there been any “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years, during the fiscal year ended December 31, 2010 and through the date hereof, neither the Company nor anyone acting on its behalf consulted with LBB regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed other than that discussed above, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Tingle with a copy of the disclosures made in this report before this report was filed with the Securities and Exchange Commission.  The Company requested that Tingle furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosure made herein.  A copy of the letter from Tingle confirming and indicating that it agrees with the disclosures in this Form 8-K/A, as required by Item 304(a)(3) of Regulation S-K, with the disclosure made herein is attached as Exhibit 16.01 hereto.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.01   Letter from Kyle L. Tingle, CPA, LLC to the Securities and Exchange Commission dated April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALMDALE EXECUTIVE HOMES, CORP.

Date: April 1, 2011	By:	/s/ SUZETTE M. MAJOR
SUZETTE M. MAJOR
President/Chief Executive Officer